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                                                                   Exhibit 10.15

                             Quanta Services, Inc.
                        1360 Post Oak Blvd., Suite 2100
                             Houston, Texas 77056


September 21, 1999

UtiliCorp United Inc.
Twenty West Ninth Street
Kansas City, Missouri 64105

Gentlemen:

     Notwithstanding anything to the contrary contained in that certain Management Services Agreement ("Agreement") dated as of September 21, 1999 by and between Quanta Services, Inc. ("Company") and UtiliCorp United Inc. ("UtiliCorp"), to the extent that the Company is in default under the Credit Agreement or the Notes (as such terms are hereinafter defined), or to the extent that payment of any portion of the management services fee provided for in the Agreement ("Management Services Fee") would cause the Company to be in violation of the covenants (giving pro forma effect to the payment of such fee) set forth in (i) the Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 among the Company and the several financial institutions named therein as lenders ("Credit Agreement"), or (ii) the Convertible Subordinated Notes issued by the Company to Enron Capital & Trade Resources Corp. and Joint Energy Development Investments II Limited Partnership, respectively, and the Securities Purchase Agreement dated as of September 29, 1998 related thereto (collectively, the "Notes"), or as the Credit Agreement or the Notes may be amended, modified, supplemented or increased from time to time and including any other agreements executed in connection with any refinancing of the indebtedness incurred thereunder, then the Company shall pay only such portion of the Management Services Fee as will allow it to remain in compliance with the covenants of the Credit Agreement and the Notes. In that event, any unpaid Management Services Fee balance shall be added to the next regularly scheduled payment and shall be due and payable therewith (but subject to the same limitations set forth in the preceding sentence with respect to compliance with the Credit Agreement and the Notes).

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                         Very truly yours,

                         Quanta Services, Inc.

                                /s/  BRAD EASTMAN
                         By:  _____________________________
                              Brad Eastman
                              Vice President and General Counsel



Accepted and Agreed:

UtiliCorp United Inc.

      /s/  ROBERT K. GREEN
By:  ___________________________
     Robert K. Green
     President

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